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Exhibit 10.55

BETWEEN

COLLINS FOODS GROUP PTY LTD

AND

WORLDWIDE RESTAURANT CONCEPTS, INC.

AND

AUSTRALIAN MANAGEMENT GROUP MEMBERS

COLLINS FOODS GROUP PTY LTD—
SHAREHOLDERS' AGREEMENT

 HoganBesleyBoyd
Level 6, 82 Eagle Street, Brisbane
GPO Box 458 Brisbane Queensland 4001
Telephone (07) 3229 4408    •    Facsimile (07) 3229 0590

COLLINS FOODS GROUP PTY LTD—
SHAREHOLDERS' AGREEMENT

THIS SHAREHOLDERS' AGREEMENT is made on the 22 day of March, 2004.

PARTIES

1.
COLLINS FOODS GROUP PTY LTD ACN 009 937 900 of 16 Edmondstone Street, Newmarket in the State of Queensland.

2.
WORLDWIDE RESTAURANT CONCEPTS, INC. of Suite 300, Building B, 15301 Ventura Boulevard, Sherman Oaks, California 91403, United States of America.

3.
AUSTRALIAN MANAGEMENT GROUP MEMBERS, the individuals whose names and addresses are set out in the Schedule to this Agreement (as represented by the members of the Executive Group).

BACKGROUND

A.
WRC owns 17,300,010 shares in CFG, being 100% of the issued shareholding of CFG.

B.
WRC has established an arrangement whereby AMG is entitled to acquire up to 4,282,177 shares in CFG, provided that certain qualifications are met.

C.
For that purpose, WRC authorised CFG to develop and implement the Collins Foods Share Option Plan and the Productivity Bonus Option Plan.

D.
AMG Members are entitled to purchase AMG Shares upon exercise of Options and Productivity Bonus Options.

E.
The Parties have agreed to enter into this Agreement to provide for the terms and conditions under which AMG Shares will be held and disposed of, and certain other matters.

IT IS AGREED

1.     INTERPRETATION

1.1   Definitions

  In this Agreement, unless the context otherwise requires:

  Agreement means this agreement.

  Australian Management Group (AMG) consists of the Senior Management Group and the Selected Employees.

  AMG Member refers to each individual specified in the Schedule to this Agreement as a member of AMG. (For the purposes of this Agreement, each Eligible Employee who actually purchases shares in the Company shall become an AMG Member, and any reference to the term "AMG Member" shall, where the context permits, be deemed to include a reference to "Eligible Employee".)

  AMG Option Date means August 21, 2003.

  AMG Representative means the members of the Executive Group.

  AMG Shares means any shares in the Company that may be issued to or acquired by an AMG Member upon the exercise of an Option or a Productivity Bonus Option (as well as shares that may be allocated or transferred to any Eligible Employee under the provisions of this Agreement).

  AMG Transfer Notice means the notice to be given by a Disposing Shareholder to the Directors of CFG with relation to any proposal for transfer of AMG Shares.

  CFG or the Company means Collins Foods Group Pty Ltd, including (where the context permits) its subsidiaries.

  CFG Special Resolution means a resolution which has been agreed to by all of the following categories of shareholder which may be relevant as at the date on which the resolution is proposed:—

  (a)
  WRC;

  (b)
  any other person holding WRC Shares as nominee for WRC;

  (c)
  a third party purchaser of WRC Shares; and

  (d)
  persons cumulatively holding not less than 75% of the AMG Shares and, in any case where relevant, a vote may be entered on the CFG Special Resolution by any person authorised to exercise a vote on behalf of a shareholder.

  Collins Foods Share Option Plan means the Plan adopted by the Company pursuant to which AMG Members have the opportunity to exercise Options for the purchase of AMG Shares.

  Constitution means the constitution of the Company as altered from time to time in accordance with its provisions, this Agreement and the Corporations Law.

  Directors mean the Directors of the Company as appointed from time to time.

  Disposing Shareholder means:—

  (a)
  any AMG Member who wishes to offer his AMG Shares for sale in accordance with the provisions of this Agreement; and

  (b)
  the personal representatives of a deceased AMG Member; and

  (c)
  a Trustee in Bankruptcy who is appointed to represent an AMG Member.

  Eligible Employee means any person, not being an AMG Member, designated as such by the Executive Group at any time during the tenure of this Agreement due to the fact that such person then holds an employment position with the Company which is comparable to or the same as the employment position held by any AMG Member at that time (including an employee who replaces a member of the Senior Management Group or the Selected Employees at any time).

  Executive Group means Kevin Perkins, Lynne Grace, James Ryan and Simon Perkins (or any person who may be appointed to replace any of those nominated persons during the operation of this Agreement).

  Fair Market Value means the market value of shares in the Company at any relevant date as determined by an Independent Valuer having suitable expertise and qualifications in that regard.

  Independent Valuer means a suitably qualified valuer having not less than 5 years practical experience of similar valuations to be appointed jointly by the Parties or, failing agreement between then, by the President of the Queensland Institute of Chartered Accountants.

  Option or Options means the option or options to buy shares in the Company which are granted to AMG Members under the Terms and Conditions of the Collins Foods Share Option Plan.

  Parties means the parties to this Agreement.

  Plans means a joint reference to the Collins Foods Share Option Plan and the Productivity Bonus Option Plan, where required by the context of this Agreement.

  Productivity Bonus Option or Options means the Productivity Bonus Option or Options to buy shares in the Company which are granted to AMG Members under the Terms and Conditions of the Productivity Bonus Option Plan.

  Productivity Bonus Option Plan means the Plan adopted by the Company pursuant to which AMG Members have the opportunity to exercise Productivity Bonus Options for the purchase of AMG Shares.

  Right of First Refusal means the right of WRC to purchase up to one-third of the AMG Shares held by any AMG Member offering those AMG Shares for sale. The Right of First Refusal will be capable of being exercised in accordance with an agreed price for the purchase of the AMG Shares offered to the vendor of those AMG Shares by any other AMG Member.

  Selected Employees means those district managers and head office personnel as are selected by the Senior Management Group to participate in AMG.

  Senior Management Group means Kevin Perkins, Lynne Grace, James Ryan, Simon Perkins, Mark Argent, Ross Brown, John Hands, Pam Martin, James Misakian, David Nash and Jeremy Ryland.

  Share Buyback means the activity to be engaged in by the Company, at the direction of WRC, whereby the Company buys back AMG Shares from AMG Members or Eligible Employees and subsequently arranges for the cancellation of those AMG Shares.

  Shareholders means individual AMG Members, WRC and/or any nominee of WRC which may own shares in CFG from time to time.

  Strike Price means the price at which any Option/Productivity Bonus Option may be exercised.

  Transfer means any sale, transfer, conveyance, pledge or other disposition of CFG stock by a Party to this Agreement.

  Trustee in Bankruptcy means a trustee appointed to administer the affairs of an insolvent AMG Member or a Receiver appointed by a secured creditor to sell the AMG Shares held by any AMG Member.

  WRC means Worldwide Restaurant Concepts, Inc., the parent company of CFG.

  WRC Shares means those issued shares in CFG which are owned by WRC and/or by any nominee of WRC during the term of this Agreement.

1.2   Interpretation

  In this Agreement, unless the contrary intention appears:—

  (a)
  a reference to a person includes a corporation and a reference to a particular gender includes other genders;

  (b)
  a reference to an agreement or any provision of an agreement includes a reference to that agreement as varied, supplemented, novated, assigned or replaced;

  (c)
  a reference to a clause or a schedule will be construed as a reference to a clause of or a schedule to this Agreement unless otherwise specified;

  (d)
  a reference to any statute or statutory provision, or any section, Part or division of any statute or statutory provision include all consolidations, re-enactments and substitutions and amendments from time to time and the regulations, by-laws and orders for the time being in force;

  (e)
  a reference to a party where more than one party is bound by any term or condition is a reference to those Parties jointly and severally;

  (f)
  a reference to a party includes that Party's executors, administrators, successors and permitted assigns;

  (g)
  all references to dollars or $                  signs refer to Australian dollars;

  (h)
  words denoting the singular include the plural and vice versa; and

  (i)
  headings are inserted for guidance only and do not affect the content or meaning of any clauses.

2.     ACQUISITION OF AMG SHARES BY AMG MEMBERS

2.1
Following the AMG Option Date, AMG Members shall be entitled to exercise Options issued under the Collins Foods Share Option Plan, and Productivity Bonus Options issued under the Productivity Bonus Option Plan, in the manner specified in such Plans.

2.2
The various exercises of Options and Productivity Bonus Options by the AMG Members will be met by a new issue of shares in CFG. The AMG Shares allocated to each AMG Member shall be ordinary shares in the Company, carrying equivalent rights as those which apply to currently issued shares to payment of dividends, voting at General Meetings and distribution of capital in the event of winding up.

2.3
As soon as any individual AMG Member exercises his Options or Productivity Bonus Options, and becomes entitled to registration as a shareholder in CFG, the relevant AMG Member shall automatically be confirmed as a party to this Shareholders' Agreement without any further step being taken, or any additional documentation being signed.

2.4
CFG shall ensure that the Register of AMG Members set out in the Schedule is updated from time to time, particularly with relation to the number of AMG Shares held by each continuing AMG Member after the initial issue of AMG Shares and after any subsequent disposal of AMG Shares permitted by the terms and conditions of this Agreement.

3.     DURATION OF AGREEMENT

3.1
This Agreement shall become effective on signing by the Parties and shall continue in full force and effect at all times during any period when shares in CFG are owned by AMG Members and WRC (and/or any nominee of WRC).

3.2
The Shareholders' Agreement will terminate automatically if either of the following events occur:—

(a)
AMG acquires all of the WRC Shares; or

(b)
WRC and/or any nominee of WRC acquire all of the AMG Shares.

3.3
Once a Party has disposed of all of its shares in CFG in accordance with this Agreement, it will not be obliged to observe the terms and conditions of this Agreement with respect to any future matters. This clause does not affect its liability with respect to any rights which may have accrued under this Agreement prior to or as a result of the disposal of the AMG Shares, and in particular clauses 10.8(b) and 11.1 of this Agreement shall continue to apply.

4.     RESTRICTION ON TRANSFER OF AMG SHARES

4.1
No AMG Member shall be entitled to Transfer any AMG Shares during the period of 6 months and one day after the initial date of issue of those AMG Shares. After that time, a Transfer of shares may only occur on the basis set out in this Agreement.

4.2
Notwithstanding the terms of the Constitution of CFG, the AMG Members agree that the pre-emptive rights and obligations specified in Clauses 4.3 to 4.14 inclusive will attach to their AMG Shares.

4.3
An AMG Member may only Transfer his AMG Shares to WRC (or, at WRC's direction, to its nominee), or to another AMG Member, or to an Eligible Employee. (For the purposes of this Clause 4, the term "AMG Member" shall be deemed to include reference to any Eligible Employee.)

4.4
In order to ascertain whether any other AMG Member is willing to purchase the AMG Shares, the Disposing Shareholder must give an AMG Transfer Notice to the Directors of CFG. The AMG Transfer Notice must state relevant details concerning the proposed sale, including the number of shares offered for sale and the price per share which the Disposing Shareholder is prepared to accept. Once the AMG Transfer Notice has been issued, it will not be revocable except with the unanimous written consent of all Directors entitled to vote.

4.5
The AMG Transfer Notice must constitute CFG as agent for the Disposing Shareholder for the sale of the AMG Shares referred to in the notice.

4.6
The AMG Shares referred to in the AMG Transfer Notice must be offered by the Directors of CFG to each of the other AMG Members. (No offer is required to be made to an AMG Member who, at the time of distribution of the offer is not the current owner of any AMG Shares.)

4.7
Any AMG Member who receives the AMG Transfer Notice will have a period of 30 days to confirm in writing whether he is willing to purchase any, and if so what number, of the AMG Shares offered for sale by the Disposing Shareholder at the price nominated in the notice.

4.8
The Disposing Shareholder is not bound to transfer the AMG Shares which are the subject of the AMG Transfer Notice unless all the AMG Shares the subject of that notice are to be purchased by the continuing AMG Members.

4.9
In the event that more than one AMG Member wishes to purchase the AMG Shares offered by the Disposing Shareholder, and the offers received from those Members exceed the number of AMG Shares specified in the AMG Transfer Notice, the Directors of CFG will allocate the AMG Shares between those AMG Members proportionately, based on the number of AMG Shares which each of the relevant Members had applied to purchase.

4.10
Upon receipt of an acceptable offer from one or more AMG Members, the Disposing Shareholder must then give notice in writing to WRC of the prospective sale of the AMG Shares. The notice to WRC shall consist of a copy of the relevant AMG Transfer Notice, together with specific details of the terms and conditions for sale of the AMG Shares which the Disposing Shareholder has agreed to accept from the continuing AMG Members.

4.11
WRC shall have the Right of First Refusal to purchase up to one-third of those AMG Shares on terms and conditions no less favourable than those agreed between the Disposing Shareholder and the relevant AMG Members. In the event that WRC wishes to exercise its Right of First Refusal, it will give notice in writing to the Disposing Shareholder within 30 days of the notice referred to in Clause 4.10 confirming its agreement to purchase the AMG Shares, specifying the exact number of shares which it will acquire and advising the name of the required transferee of the AMG

  Shares. If no such notice is issued by WRC within that timeframe, the Disposing Shareholder shall be entitled to presume that WRC does not intend to exercise its Right of First Refusal.

4.12
For these purposes, WRC's Right of First Refusal shall be deemed to extend to the following circumstances in which WRC may specify an alternative method of disposal of the relevant AMG Shares:—

(a)
by requesting CFG to participate in a Share Buyback with relation to those AMG Shares; or

(b)
by nominating an Eligible Employee to become the transferee of those AMG Shares.

  If it does proceed, WRC or its nominee must pay the agreed consideration for acquisition of those AMG Shares within 60 days after first giving notice of its intention to exercise the Right of First Refusal. In addition, the Disposing Shareholder shall then be at liberty to proceed with the sale of the AMG Shares which are not subject to the Right of First Refusal arrangements on the basis, and within the timeframe, initially agreed between the Disposing Shareholder and the AMG Members who are to purchase those AMG Shares.

4.13
On closing of the sale of the AMG Shares, the Disposing Shareholder shall deliver to WRC or its nominee a signed transfer of the relevant proportion of the AMG Shares, any Share Certificate which has been issued to him with relation to those AMG Shares, as well as any declaration required to be produced to the Office of State Revenue in Queensland relative to the transfer. The transferee shall be liable to pay the stamp duty assessed on the share transfer document.

4.14
In the event that WRC does not wish to exercise its Right of First Refusal, the Disposing Shareholder shall be entitled to proceed with its sale to the relevant AMG Member or Members who originally agreed to acquire the AMG Shares, settlement of that transaction to occur within 30 days of the Disposing Shareholder being advised that WRC does not wish to acquire the relevant AMG Shares. Settlement shall not occur after that date, or on different terms and conditions from those notified to WRC in accordance with Clause 4.10, without the offer of a further Right of First Refusal being given to WRC.

5.     ACQUISITION OF AMG SHARES AT DISCRETION OF WRC

5.1
The Parties acknowledge that WRC may become entitled to purchase AMG Shares as a result of the exercise of a Right of First Refusal, as specified in Clause 4.11 of this Agreement. This Clause 5 also specifies alternative circumstances in which WRC may, or may become entitled to, acquire shares from AMG Members at its discretion.

5.2
If an AMG Member's employment with the Company is terminated for any reason whatsoever, WRC shall have the right, but not the obligation, to purchase all of that Member's AMG Shares for Fair Market Value. WRC shall notify the Member within 60 days from the cessation of employment as to whether it will exercise its discretion in this regard. If it does so, WRC shall pay the purchase price for the AMG Shares to the Member within a further period of 30 days after notification of its agreement to proceed with the acquisition.

5.3
If WRC notifies the AMG Member who is ceasing employment with the Company that it does not wish to purchase his or her AMG Shares, then the relevant Member may proceed with a Transfer of AMG Shares in accordance with the various provisions of Clause 4 of this Agreement.

5.4
In the event that an AMG Member who is a member of the Senior Management Group transfers not less than 25,000 AMG Shares to another AMG Member within a 90 day period immediately prior to termination of the employment of that Senior Management Group member, then WRC shall have the right, but not the obligation, to purchase all of the relevant AMG Shares from the transferee at the price paid by the transferee (being the purchase price of the AMG Shares together with any stamp duty and other specific costs relating to the acquisition which have been incurred by the transferee). This right will be retained by WRC even if it failed to exercise its Right of First Refusal at the time when the relevant AMG Shares were initially offered for Transfer under the provisions of Clause 4 of this Agreement.

5.5
In the event of the death of an AMG Member, the personal representatives of that Member shall at any time be entitled to offer all of the AMG Shares owned by that Member for purchase by WRC at Fair Market Value. If WRC wishes to exercise its discretion to purchase the AMG Shares, it shall advise the personal representatives of the deceased Member within 60 days of receipt of the offer for sale of the AMG Shares. In that case, WRC shall pay the purchase price for the AMG Shares to the personal representatives of the deceased Member within a further period of 30 days after notification of its agreement to proceed with the acquisition.

5.6
In the event that WRC does not wish to purchase the AMG Shares, it shall advise the personal representatives accordingly within the same timeframe of 60 days, following which those AMG Shares may then be offered for sale to the other AMG Members under the provisions of Clause 4 of this Agreement.

5.7
During all times that the personal representatives of a deceased Member continue to hold AMG Shares, WRC shall have the right, but not the obligation, to purchase all of those deceased Member's AMG Shares for Fair Market Value. If it decides to do so, WRC shall notify the personal representatives of the Member of its decision in that regard. In that event, WRC shall pay the purchase price for the AMG Shares to the personal representatives of the Member within a period of 30 days after notification of its intention to proceed with the acquisition of the relevant AMG Shares.

5.8
If a Trustee in Bankruptcy is appointed to manage the affairs of any AMG Member, WRC shall immediately become entitled to purchase all of the AMG Shares owned by the insolvent Member at Fair Market Value. WRC shall advise the Trustee in Bankruptcy of that Member within 30 days of becoming aware of the appointment of the Trustee as to whether it wishes to purchase the relevant AMG Shares. In the event that it does so, suitable arrangements will be made for the transfer of the AMG Shares in exchange for payment of the relevant consideration within 60 days after notification by WRC of its intention to purchase those AMG Shares.

5.9
If WRC does not exercise its discretion to purchase the AMG Shares (whether or not it has advised the Trustee in Bankruptcy in that regard within the 30 day time period referred to in Clause 5.8), the Trustee in Bankruptcy shall then be required to offer to Transfer the AMG Shares in accordance with the provisions of Clause 4 of this Agreement and, for that purpose, shall provide an AMG Transfer Notice to the Directors of CFG not later than 90 days after the Trustee in Bankruptcy is first appointed to manage the affairs of the relevant AMG Member.

5.10
A number of provisions in this Agreement, particularly in this Clause 5, indicate that AMG Shares will be sold or disposed of for Fair Market Value. It shall be the joint responsibility of WRC and the AMG Representative to ensure that the Fair Market Value is determined by an Independent Valuer as at the end of each fiscal year throughout the currency of the Shareholders' Agreement. The Independent Valuer shall also be instructed to prepare quarterly modifications of the Fair Market Value taking into account the major factors which are relevant to the annual valuation. CFG shall be liable to pay the costs which are charged by the Independent Valuer during the term of this Agreement.

5.11
For the purposes of this Agreement, where the Fair Market Value of any relevant AMG Shares is required to be determined, the Parties will adopt the Fair Market Value applicable as at the end of the fiscal quarter immediately preceding the date on which such value is required to be determined.

5.12
For the purposes of this Clause 5, the right of WRC to exercise a discretion for the purchase of AMG Shares in any of the circumstances referred to in this clause shall be deemed to extend to the following circumstances in which WRC may specify an alternative method of disposal of the relevant AMG Shares:—

(a)
by requesting CFG to participate in a Share Buyback with relation to those AMG Shares; or

(b)
by nominating an Eligible Employee to become transferee of those AMG Shares.

5.13
Even if WRC does not exercise one or more of the discretions available to it for the purchase of AMG Shares under the various provisions in this Clause 5, WRC shall retain the Right of First Refusal specified in Clause 4.11 of this Agreement (including the options to require a Share Buyback or a sale to an Eligible Employee, in the manner specified in Clause 4.12 of this Agreement).

5.14
Each potential sale and acquisition scenario referred to in any part of this Clause 5 is subject to the overriding application of the time limitation specified in Clause 4.1. The Parties agree that commencement of each of the time periods specified in Clause 5 will be deferred until such time as the relevant AMG Member has held the subject AMG Shares for not less than 6 months and 1 day after the date of issue of those AMG Shares by the Company.

6.     ALLOCATION OF ADDITIONAL AMG SHARES

6.1
The Parties acknowledge that a pool of 128,000 Options originally offered to AMG Members in March 2001 under the terms of the Collins Foods Share Option Plan were not taken up by the respective offerees. The relevant Options are now of no effect and are unable to be exercised by any AMG Member.

6.2
However, WRC agrees that the Executive Group shall have the right to identify Eligible Employees to whom the additional shares may be allocated, as and when appropriate circumstances arise. The shares referred to in this clause shall not be available for allotment or allocation to the original AMG Members (except in circumstances where an original AMG Member has been appointed to or promoted to an employment position with the Company which justifies or supports the holding of an additional number of AMG Shares, when compared with the Options and/or Productivity Bonus Options originally allocated to that AMG Member).

6.3
If any part of the pool of 128,000 shares is required to be allotted by the Company in accordance with the terms of Clause 6.2 above, the amount payable by any Eligible Employee shall be the Fair Market Value as at the date of such allotment.

7.     RIGHT TO REQUIRE SALE OF AMG SHARES

7.1
In the event that WRC accepts an offer to sell its shares in CFG to a third party purchaser, WRC shall have the right to require each of the AMG Members to sell their AMG Shares to the relevant third party purchaser on the same terms and conditions.

7.2
Notwithstanding the terms of Clause 3.3 of this Agreement:

(a)
if WRC does not exercise the right specified in Clause 7.1, WRC acknowledges and agrees that it shall not be entitled to sell all of its shares in CFG unless the third party purchaser has entered into a form of accession or novation of this Agreement, with the effect that the third party purchaser will be bound by each of the terms and conditions of this Agreement to the same extent as if it had originally been named as a party in the place of WRC; and

(b)
WRC is not released from any of its obligations under this Agreement until the purchaser is bound by the terms and conditions of this Agreement.

7.3
The Parties further agree that the third party purchaser of all of WRC's Shares in CFG shall (following compliance with the provisions of Clause 7.2 above) have the right, for a period of 12 months from the date of its acquisition of shares from WRC, to require each of the AMG Members to sell their AMG Shares to the third party purchaser (or its nominee) on the following basis:—

(a)
a notice to that effect must be provided by the third party purchaser in compliance with Clause 9.2 of this Agreement on or before the date which is 12 months after its acquisition of WRC's shares in CFG;

(b)
that notice must specify that all AMG Shares will be acquired from AMG Members for Fair Market Value as at the date on which the notice is given;

(c)
the third party purchaser shall be liable for the cost of the valuation required to be undertaken to establish Fair Market Value at the relevant date;

(d)
the third party purchaser shall be required to proceed to completion of the acquisition of the AMG Shares from each AMG Member within 30 days after the Fair Market Value has been established;

(e)
the third party purchaser shall be liable to pay any stamp duty or transfer duty assessed as a consequence of the transactions referred to in this Clause 7.3.

8.     MANDATORY ACQUISITION OF AMG SHARES BY WRC

8.1
WRC agrees that each of the AMG Members shall have the right to put to WRC not more than one-sixth of the AMG Shares owned by them during each year after the AMG Option Date, subject to the following qualifications:—

(a)
An AMG Member must first hold the AMG Shares for a minimum period of 6 months plus one day before any part of those AMG Shares can be put to WRC;

(b)
All AMG Members intending to sell AMG Shares to WRC on this basis must give WRC notification in writing of their intent to put within 30 calendar days after the end of each fiscal quarter during the tenure of this Agreement;

(c)
The number of AMG Shares to be put to WRC by each AMG Member under the provisions of this clause will be in multiples of 1,000 shares (unless the number of AMG Shares which the AMG Member is entitled to put at that stage is less than 1,000 shares, in which event 100% of that Member's entitlement will be the subject of the put);

(d)
The purchase price of any AMG Shares put to WRC under the provisions of this clause will be equivalent to the Fair Market Value of the relevant AMG Shares as at the relevant quarter end date;

(e)
WRC shall be required to pay the purchase price within 60 calendar days after the end of each fiscal quarter, or within 90 days after the end of the fiscal year for any put which is made after the end of the fourth fiscal quarter in each year;

(f)
The right to put AMG Shares in accordance with this clause shall be cumulative and need not be exercised during the year in which the right to make the put first arises. (By way of example, the Parties acknowledge that an AMG Member need not put any AMG Shares to WRC in the first year or the second year of the operation of this Agreement; if that was the case, that AMG Member would then have the right to put not more than one-half of his or her AMG Shares to WRC at any time after August 21, 2005.)

8.2
Provided that CFG is permitted to do so under the relevant provisions of the Australian Corporations Law from time to time, WRC reserves the right to substitute CFG as the party to whom any relevant put must be made by an AMG Member intending to sell any part of his or her AMG Shares in accordance with the terms of this Clause 8. In that event, CFG will be required to enter into a Share Buyback arrangement with relation to the AMG Shares put by the AMG Member, after first having obtained any approvals required to be given by the Directors or Shareholders of the Company. In addition, if WRC does not pay any money required to be paid to an AMG Member under the provisions of Clause 8.1 within 5 business days of the due date, WRC irrevocably authorises and instructs CFG to offer to buyback the AMG Shares which are the subject of any such delayed payment.

8.3
In addition to the general provisions in Clause 10.1 relating to the alteration of this Agreement, the Parties specifically agree that they will not vary this Agreement in any manner which affects the operation of this Clause 8 or agree to terminate this Agreement unless a CFG Special Resolution has been agreed to in writing.

9.     AUTHORITY OF AMG REPRESENTATIVE

9.1
The members of the Executive Group (as it may be constituted from time to time) shall have exclusive authority to act as the AMG Representative.

9.2
Any notice to be given by WRC to the AMG Representative will be effective if delivered to any 2 members of the Executive Group, by a method specified in Clause 10.6.

9.3
In general terms, any decision required to be made by the AMG Representative will be concluded by a simple majority of the members of the Executive Group. (In the case of a deadlock between the members of the Executive Group, the Chief Executive Officer of CFG will have a casting vote.)

10.   GENERAL PROVISIONS

10.1
Waiver and Variation

(a)
The variation or waiver of a provision of this Agreement or a Party's consent to a departure from a provision by another Party will be ineffective unless a CFG Special Resolution has been agreed to in writing.

(b)
A Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

(c)
The exercise of a power or right does not preclude its future exercise or the exercise of any other power or right.

10.2
Time of the Essence

(a)
Time is of the essence of this Agreement.

(b)
The Parties may agree in writing to vary any time requirement and any time requirement so varied will be of the essence of this Agreement.

(c)
If the time for performing any act under this Agreement expires on a Saturday, Sunday or public holiday, then the time for performing that act is extended until the next business day.

10.3
Assignment

  The Parties may not assign or otherwise dispose of or deal with their respective interests in or rights or obligations pursuant to this Agreement without the written consent of the other Parties.

  The AMG Representative on behalf of the AMG Members may exercise any right of the AMG Members to consent to any such proposed assignment by WRC.

10.4
Severability

(a)
Each word, phrase, sentence, paragraph and clause ("provision") of this Agreement is severable.

(b)
If a court determines that a provision is unenforceable, illegal or void then the court may sever that provision which:

(i)
becomes inoperative; and

(ii)
will not affect the other provisions of this Agreement.

10.5
Entire Agreement

  This Agreement constitutes the entire agreement between the Parties as to its subject matter and supersedes all prior representations and agreements in connection with that subject matter.

10.6
Notices

(a)
Any notice under this Agreement must be in writing and must be:

(i)
delivered personally to the recipient; or

(ii)
sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the recipient; or

(iii)
sent by facsimile to the facsimile number of the recipient, or if the recipient notifies another address or facsimile number, then to that address or facsimile number.

  However, in the case of an individual AMG Member, notices may be given and received on behalf of each Member by the AMG Representative, as specified in Clause 9.2.

  (b)
  The addresses and facsimile numbers of the Parties are:

  (i)
  Collins Foods Group Pty Ltd

Address:	16 Edmondstone Street Newmarket Qld 4051
Facsimile No:	(07) 3352 0877
    (ii)
    Worldwide Restaurant Concepts, Inc.

Address: Suite 300, Building B, 15301 Ventura Boulevard, Sherman Oaks, California 91403, United States of America
Facsimile No:	(0015) 1 818 530 0189
    (iii)
    Australian Management Group Members

Care of the AMG Representative, at the same address and facsimile number as are shown for the Company.
  (c)
  A notice is taken to have been received:

  (i)
  in the case of a posted letter, on the second (seventh, if posted to or from a place outside Australia) business day after posting; and

    (ii)
    in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

10.7
Counterparts

  This Agreement may be executed in any number of counterpart copies and all of those counterparts, taken together, will constitute the one instrument.

10.8
Governing Law and Jurisdiction

(a)
This Agreement is governed by the law of Queensland.

(b)
Each Party submits to the non-exclusive jurisdiction of the courts of Queensland (including any courts of appeal).

11.   DISPUTES

11.1
In the event of any dispute or difference arising between the Parties in respect to any matter arising out of this Agreement, such dispute shall be referred to an independent mediator appointed by agreement between the Parties and failing agreement appointed by the President for the time being of the Queensland Law Society. In the event that the mediation should not resolve the dispute within one month of the dispute arising, the dispute shall be referred to an independent arbitrator appointed by agreement between the Parties and failing agreement by the President for the time being of the Queensland Law Society. The Parties hereby agree that the arbitrator shall be acting as an expert and, in the absence of any manifest error, the decision of the arbitrator shall be final and binding on both Parties. The costs of any such mediator or arbitrator shall be shared equally by the Parties. Any other costs shall be met by the Party who incurs them.

SCHEDULE
AUSTRALIAN MANAGEMENT GROUP MEMBERS

A.1 Senior Management Group

Name	Addresses
Kevin Perkins	205 Sugars Road, Anstead
Lynne Grace	3 Chardonnay Court, Carseldine
James Ryan	2 Beachcrest Road, Wellington Point
Simon Perkins	11 Yarrunga Court, Westlake
Mark Argent	10 Firewheel Crt, Eatons Hill
Ross Brown	35 Empire Vista, Ormiston
John Hands	PO Box 301, Ashgrove
Pam Martin	14 Eucalyptus Place, Albany Creek
James Misakian	c/- Prem Pomsoong, Minor Food Group, 99 Berli Jucker House, 15th Floor, Soi Rubia Sukhumvit 42, Klongtoey, Bangkok, Thailand 10110
David Nash	8 Dudley Court, Bunya
Jeremy Ryland	6 Greenmont Close, Ashgrove

A.2 Selected Employees

Name	Address
Jim McDonald	99 Ash Drive, Banora Point, NSW
Ritchie Wood	5 Morgan Close, Manly West
Ron Gageler	9 Prasada Court, Eatons Hill
Mike Mothersole	53 Whiteside Road, Whiteside
Ian Scrymgeour	41 Lurnea Crescent, Mountain Creek
Martin Clarke	15 Wood Drive, Toowoomba
Mick Price	Appt 6, 18 - 30 Sir Leslie Thiess Drive, Townsville
Paul Irvine	80 Chalk Street, Wooloowin
Wayne Hargens	2/5 Collabah Close, White Rock
Jan Hemsley	28 Royal Terrace, Hamilton
Arun Bakshi	12 Moolah Road, Terry Hills
Phillip Coleman	PO Box 15, Annerley
Narelle Cordaro	148 Samsonvale Road, Strathpine
Brad Lederhose	1 Denube Avenue, Beechboro
Cherie Howden	44 Aralia Street, Ferny Hills
Judy Fenton	PO Box 7268, East Brisbane
Ian Glanfield	132 Menser Street, Calamvale
Les Stiles	9 Turnberry Drive, Victoria Point
Vicki Pettinari	PO Box 523, Lutwyche
Shaun Smith	1 Grande Terrace, Monterey Keys
Trevor Stammers	3 Edzell Place, Carindale
Dwight George	57 Delaney Circuit, Carindale
Sue Conquest	18 Brigadoon Crescent, Eatons Hill
Jodie Fry	8 Duet Court, Eatons Hill
Susie Gilroy	21 Hermitage Crescent, Thornlands
Renae Stone	6 Silex St, Mansfield
Bob Bothwell	39 Seaforth Crescent, Seaforth, NSW

        IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first set out above.

THE COMMON SEAL of COLLINS FOODS GROUP PTY LTD is affixed as required by the terms of its Constitution:	) ) )

/s/ KEVIN PERKINS Signature of Director/Secretary		/s/ LYNNE GRACE Signature of Director

Kevin Perkins Name of Director/Secretary		Lyne Grace Name of Director

THE COMMON SEAL of WORLDWIDE RESTAURANT CONCEPTS, INC. is affixed as required by the terms of its Articles of Association:	) ) ) )

/s/ A. KEITH WALL Signature of Authorised Representative		/s/ MICHAEL GREEN Signature of Authorised Representative

A. Keith Wall Name of Authorised Representative		A. Keith Wall Name of Authorised Representative

SIGNED for and on behalf of the individual AUSTRALIAN MANAGEMENT GROUP MEMBERS by the members of the Executive Group:	) ) ) )

/s/ KEVIN PERKINS Kevin Perkins		/s/ LYNNE GRACE Lynne Grace

/s/ KEVIN PERKINS James Ryan		/s/ SIMON PERKINS Simon Perkins

QuickLinks

  Exhibit 10.55
TABLE OF CONTENTS
COLLINS FOODS GROUP PTY LTD— SHAREHOLDERS' AGREEMENT
SCHEDULE AUSTRALIAN MANAGEMENT GROUP MEMBERS